UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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RIM SEMICONDUCTOR COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Rim Semiconductor Company
305 NE 102nd Avenue, Suite 105
Portland, Oregon 97220

April ___, 2008

Dear Shareholder:

You are cordially invited to attend a special meeting (the “Special Meeting”) of the shareholders of Rim Semiconductor Company.  The meeting will be held at 10:00 a.m. on Tuesday, June 3, 2008 at the offices of Munck Butrus Carter, P.C., 600 Banner Place Tower, 12770 Coit Road, Dallas, Texas 75251.

At the Special Meeting, you and the other shareholders will be asked to approve an amendment to Article IV of our Articles of Incorporation to increase our authorized common stock from 900 Million shares to 4 billion shares.

Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or about April ___, 2008, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners at the close of business on April 11, 2008. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

Your vote is very important.  We encourage you to read this proxy statement and vote your shares as soon as possible, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

Thank you for your continued support of Rim Semiconductor Company.

Very truly yours, Brad Ketch President and Chief Executive Officer

Rim Semiconductor Company
305 NE 102nd Avenue, Suite 105
Portland, Oregon 97220

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held June 3, 2008

Notice is hereby given that Rim Semiconductor Company (“Rim Semiconductor”) will hold a special meeting of its shareholders (the “Special Meeting”) at 10:00 a.m. on Tuesday, June 3, 2008 at the offices of Munck Butrus Carter, P.C., 600 Banner Place Tower, 12770 Coit Road, Dallas, Texas 75251.

We are holding this meeting to approve an amendment to Article IV of our Articles of Incorporation to increase our authorized common stock from 900 million shares to 4 billion shares.

Your Board of Directors recommends that you vote in favor of the proposal outlined in this proxy statement.

Your Board of Directors has selected April 11, 2008 as the record date for determining shareholders entitled to vote at the meeting.  A list of shareholders on that date will be available for inspection at the location where the Special Meeting will be held, for at least ten days before the meeting.  The list also will be available for inspection at the meeting.

To assure your representation at the Special Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Special Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card.

A Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners was mailed to our shareholders on or about April __, 2008. This Notice of Special Meeting, Proxy Statement, and Proxy have been posted on the Rim Semiconductor website at http://www.rimsemi.com/specialproxy.html and made available to shareholders on or about April __, 2008.

Brad Ketch President and Chief Executive Officer

TABLE OF CONTENTS

Questions & Answers	1

Beneficial Ownership of Certain Shareholders, Directors and Executive Officers	4

Annual Meeting Advance Notice Requirements	5
Shareholder Proposals	5
Board Nominations	6

Where You Can Find More Information	6

Proposal for Consideration at the Special Meeting

Amendment to Article IV of Our Articles of Incorporation to Increase Our Authorized Common Stock	6
Reasons for the Amendment	6
Proposed Amendment.	7
Required Vote; Board Recommendation	7

Page ii

Questions & Answers

1.	What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Brad Ketch and Ray Willenberg, Jr. have been designated as proxies for the Special Meeting of Shareholders.

2.	What is the record date and what does it mean?

The record date for the Special Meeting of Shareholders is April 11, 2008. The record date is established by the Board of Directors. Shareholders of record (registered shareholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and
(b)	vote at the meeting and any adjournments or postponements of the meeting.

3.	What is the difference between a registered shareholder and a shareholder who holds stock in street name?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered shareholder. If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 10 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.	What are the different methods that I can use to vote my shares?

(a)
In Writing: All shareholders of record can vote by mailing in their completed proxy card (in the case of registered shareholders) or their completed vote instruction form (in the case of street name holders).

(b)
By Telephone: All registered shareholders of record also can vote their shares of common stock by touchtone telephone from the United States and Canada, using the toll-free telephone number on the proxy card. Street name holders of record may vote by telephone if their banks or brokers make those methods available. If that is the case, each bank or broker will enclose instructions with the proxy statement. The telephone voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. If you vote by telephone, your vote must be received by 11:59 p.m., Eastern Time on June 2, 2008, the day before the meeting. Your shares will be voted as you indicate.

(c)
By Internet: All registered shareholders of record also can vote their shares of common stock by Internet at www.proxyvote.com and following the instructions. The Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. If you vote by Internet, your vote must be received by 11:59 p.m., Eastern Time on June 2, 2008, the day before the meeting. Your shares will be voted as you indicate.

(d)	In Person: All shareholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.	Who is entitled to vote?

Only those who owned Rim Semiconductor’s common stock at the close of business on April 11, 2008 (the record date for the Special Meeting) can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Special Meeting.

6.	What am I voting on?

Approval of an amendment to Article IV of our Articles of Incorporation to increase our authorized common stock from 900 million shares to 4 billion shares.

7.	Who is soliciting my proxy?

We, the Board of Directors of Rim Semiconductor, are sending you this proxy statement in connection with our solicitation of proxies for use at the Special Meeting.  Certain directors, officers and employees of Rim Semiconductor also may solicit proxies on our behalf by mail, phone, fax or in person.

8.	Who is paying for this solicitation?

Rim Semiconductor will pay for this solicitation of proxies. Rim Semiconductor also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of Rim Semiconductor Common stock.

9.	How can I revoke a proxy?

Giving a proxy will not affect your right to vote your shares if you attend the Special Meeting and want to vote in person - by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary of Rim Semiconductor written notice of your revocation or by submitting a later-dated proxy.

10.	Will my shares be voted if I do not provide my proxy?

Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to be voted on at our meeting is not considered “routine” under New York Stock Exchange rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

11.	How will my proxy be voted if I do not specify a choice for a matter when returning a proxy?

If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the amendment to our Articles of Incorporation.

12.	What constitutes a quorum?

Voting can take place at the Special Meeting only if shareholders owning shares representing a majority of the total number of votes entitled to be cast are present in person or represented by effective proxies.  On the record date, there were _______________ shares of our Common stock outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed.

13.	What vote of the shareholders will result in the matters being passed?

Approval of an Amendment to our Articles of Incorporation. To approve the amendment, the number of shares voting FOR the amendment must exceed the number of shares voting AGAINST the amendment. Neither abstentions nor broker non-votes will have any effect on the vote.

14.	How does the Board recommend that I vote on the matters proposed?

The Board of Directors of Rim Semiconductor unanimously recommends that shareholders vote FOR the proposal submitted at the Special Meeting.

15.	Will there be other matters proposed at the Special Meeting?

Rim Semiconductor’s bylaws limit the matters presented at the Special Meeting to those in the notice of the meeting (or any supplement).

Beneficial Ownership of Certain Shareholders, Directors and Executive Officers

The following table sets forth information as of the close of business on April 2, 2008, concerning shares of our common stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

In accordance with the rules of the SEC, the table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and warrants within 60 days of April 2, 2008.  Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them.  We have calculated the percentages of shares beneficially owned based on 707,683,964 shares of common stock outstanding at April 2, 2008.

	Shares Beneficially Owned
Person or Group	Number		Percent (1)

Brad Ketch	13,244,533	(2)	1.84%
Ray Willenberg, Jr.	14,937,293	(3)	2.08%
David Wojcik	2,579,170	(4)	*
Jack L. Peckham	1,416,660	(5)	*
“David” Boon Tiong Tan	555,680	(6)	*
William A. Swope	335,000	(7)	*

All executive officers and directors as a group (7 persons)	33,068,336	(8)	4.50%

UTEK Corporation	210,000,000		29.67%
* Less than 1%.

(1)
Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(2)	Includes options to purchase 11,811,200 shares of common stock.

(3)	Includes options to purchase 11,255,680 shares of common stock.

(4)	Includes options to purchase 2,541,170 shares of common stock.

(5)	Includes options to purchase 1,116,660 shares of common stock.

(6)	Represents options to purchase 555,680 shares of common stock.

(7)	Represents options to purchase 335,000 shares of common stock..

(8)	Includes options to purchase 27,615,890 shares of common stock.

Annual Meeting Advance Notice Requirements

Our annual meetings are held each year at a time and place designated by our Board of Directors in the notice of the meeting. Copies of our bylaws are available upon written request made to the Secretary of Rim Semiconductor at the address below.  The requirements described below do not supersede the requirements or conditions established by the SEC for shareholder proposals to be included in our proxy materials for a meeting of shareholders.  The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our bylaws.

Shareholder Proposals

Our bylaws provide that shareholder proposals and director nominations by shareholders may be made in compliance with certain advance notice, informational and other applicable requirements.  With respect to shareholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Secretary of Rim Semiconductor at 305 NE 102nd Avenue, Suite 105, Portland, Oregon 97220 setting forth certain information, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the name and address of the proposing shareholder;

•	the number of shares of common stock beneficially owned by the proposing shareholder; and

•	any material interest of the proposing shareholder in such business.

The notice must be delivered to the Secretary (1) at least 30, but no more than 60, days before any scheduled meeting or (2) if less than 40 days notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.

Board Nominations

A shareholder may recommend a nominee to become a director of Rim Semiconductor by giving the Secretary of Rim Semiconductor (at the address set forth above) a written notice setting forth the following information concerning each person the shareholder proposes to nominate:

•	the name, age, business address and residence of the person;

•	the principal occupation or employment of the person;

•	the number of shares of common stock beneficially owned by the person; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

The shareholder’s notice must also contain the following information concerning the proposing shareholder:

•	the name and record address of the proposing shareholder; and

•	the number of shares of common stock beneficially owned by the proposing shareholder.

Such nominations must be made pursuant to the same advance notice requirements for shareholder proposals set forth in the preceding section.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You can read and copy any materials we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.  Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

Proposal for Consideration at the Special Meeting

Amendment to Article IV of Our Articles of Incorporation to Increase Our Authorized Common Stock

Our Board of Directors recommends that the shareholders approve an amendment to Article IV of our Articles of Incorporation to increase the number of authorized shares of our common stock from 900 million to 4 billion shares.

Each share of newly authorized common stock will have the same rights and privileges as each share of existing common stock.  Until an authorized share of common stock is issued, it is not counted in the number of shares that are outstanding, does not have a vote, and does not decrease our earnings or loss per share.  The amendment will not affect the number of shares of preferred stock currently authorized.

Reasons for the Amendment

As of April 2, 2008, we had 707,683,964 shares of common stock outstanding.  We are obligated to reserve additional shares of common stock for possible future issuance in connection with outstanding options and warrants, and must also reserve sufficient shares to fulfill our obligations to various investors associated with the potential conversion of over $4 Million in convertible notes and debentures.  Although some of our outstanding options may not vest, and some of our outstanding options and warrants have exercise prices well in excess of our current market price per share, making their exercise unlikely, we intend to keep reserved for future issuance a sufficient number of shares of our authorized common stock to honor our commitment to issue common stock in the event these options or warrants are exercised or convertible securities are converted.

In addition, we believe it will be necessary for us to issue additional common stock or debt convertible into our common stock in order to generate funds to pay current liabilities as they come due, as well as to meet our operating requirements, prior to the receipt of revenues from our semiconductor business.  We will require additional funds to continue to meet our liquidity needs and satisfy our current business plan.

On December 5, 2007, we raised gross proceeds of $3.175 Million from the private placement (the “Placement”) to institutional and individual investors (the “Buyers”) of 10% Secured Convertible Notes due December 5, 2009 (the “Notes”) in the aggregate principal amount of $3,527,777.73 and Class A Warrants (the “Warrants”) to purchase an aggregate of 146,532,832 shares of our common stock at an initial exercise price of $0.10 per share and warrants to purchase 14,653,284 shares of our common stock at an exercise price of $0.10 per share to Blumfield Investments, which acted as our placement agent in this transaction.

The Notes are convertible into our common stock at a conversion price equal to 75% of the average of the closing bid prices of the common stock for the 10 trading days preceding the conversion date, however, the conversion price may not exceed $0.05 per share.

There is an inverse relationship between our stock price and the number of shares issuable upon conversion of the Notes. That is, the higher the market price of our common stock at the time a Note is converted, the fewer shares we would be required to issue, and the lower the market price of our common stock at the time a Note is converted, the more shares we would be required to issue.  This inverse relationship is demonstrated by the table set forth below, which shows the number of shares into which $3 million of the Notes would be convertible at various prices of our common stock.

Estimated 10-Day Average Closing Bid of Common Stock	Note Conversion Price	Number of Shares Issuable on Conversion of $3 Million Principal Amount of Notes
$0.05	$0.0375	80,000,000
$0.04	$0.0300	100,000,000
$0.03	$0.0225	133,333,333
$0.02	$0.0150	200,000,000
$0.01	$0.0075	400,000,000

The Board of Directors believes that the proposed increase in authorized common stock is necessary to satisfy our current and potential future commitments to reserve shares, notwithstanding the fact that many of these reserved shares of common stock may never be issued.  The Board of Directors also believes that having additional shares of common stock available for issuance, without the delay necessitated by a shareholders meeting, will benefit us under many circumstances by providing us with the flexibility required to consider and respond to future business opportunities and financial needs as they arise.

To the extent that shares of common stock are authorized but not issued in connection with the above transactions, such shares will be available for our issuance in the future.  Shareholder approval will not be required for any such future issuance, except as may be required by applicable law or the rules of any stock exchange on which our securities may then be listed.  The Board of Directors believes that the availability of additional authorized shares may allow Rim Semiconductor to acquire business entities, redeem, convert or restructure indebtedness, issue stock dividends or distributions, take prompt advantage of market and other conditions in connection with possible financings, and issue common stock for other proper corporate purposes when such action is deemed advisable or desirable by the Board of Directors.  Except as described above, we have no current plans or arrangements regarding the issuance of these additional authorized shares in connection with any of the foregoing matters.  The issuance of any of these additional authorized shares will dilute the ownership interest of existing shareholders in the company.  Any additional issuance of common stock also could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise.

None of the authorized shares of Rim Semiconductor Company are currently subject to any preemptive rights.

Proposed Amendment

In order to increase the number of authorized shares of our common stock, we will need to amend the first paragraph of Article Four of our Articles of Incorporation.  Currently, our Articles of Incorporation provide for the issuance of up to 900 million shares of common stock.  The Board of Directors unanimously adopted a resolution proposing and declaring advisable that Article Four of our Articles of Incorporation be amended in order to increase the number of authorized shares of common stock to 4 billion shares and recommending the adoption of the proposed amendment by our shareholders.  If the shareholders approve this proposal, it will become effective upon filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Utah.

Required Vote; Board Recommendation

To approve the proposed amendment, the number of shares voting for the amendment must exceed the number of shares voting against it. Neither abstentions nor broker non-votes will have any effect on the vote.

We recommend a vote FOR the proposal to amend Article IV of our Articles of Incorporation to increase our authorized common stock to 4 billion shares.

Please Take a Moment Now to Vote.

Please Sign and Return Your Proxy Card or Follow
the Procedures in the Notice of Internet Availability of Proxy Materials
to vote via the Internet or by Telephone.

Thank You.

Rim Semiconductor Company

Proxy Solicited on Behalf of
the Board of Directors of the Company
for the
Special Meeting of Shareholders
June 3, 2008

The undersigned hereby constitutes and appoints Brad Ketch and Ray Willenberg, Jr. , or either of them, with full power of substitution, attorney and proxy to represent and to vote all the shares of common stock, par value $.001 per share, of Rim Semiconductor Company (the “Company”) that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of the Company to be held on June 3, 2008, and at any adjournment thereof, on the matters set forth on the reverse side.

Mark only one of the following boxes:

Amendment to Article IV of the Articles of Incorporation to increase the Authorized Common Stock

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the amendment to Article IV of the Articles of Incorporation to increase the authorized common stock.

Dated: ________________, 2008	Signature of Shareholder(s):

________________________________________

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.